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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                Date of report (date of earliest event reported):
                                 August 12, 2002

                            LUCENT TECHNOLOGIES INC.

               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                    1-11639                          22-3408857
           (Commission File Number)                 (IRS Employer
                                                Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey            07974
  (Address of principal executive offices)           (Zip Code)

                                 (908) 582-8500
                         (Registrant's telephone number)

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================================================================================




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Item 5. Other Events
Class Action Lawsuit Settlement

Lucent Technologies Inc. ("Lucent") reached a settlement on August 9, 2002 in a lawsuit entitled Sparks, et al. v. AT&T and Lucent Technologies Inc. et al., which is a class action lawsuit filed in 1996 in Illinois state court under the name of Crain v. Lucent Technologies. The settlement will be reviewed by the court and it must be approved before the settlement becomes final.

The complaint seeks damages on behalf of present and former customers based on a claim that the AT&T Consumer Products business (which became part of Lucent in 1996) and Lucent had defrauded and misled customers who leased telephones, resulting in payments in excess of the cost to purchase the telephones. Similar consumer class actions pending in various state courts have been stayed pending the outcome of the Sparks case and, in July 2001, the Illinois court certified a nationwide class of plaintiffs. Lucent filed pretrial motions for, among other things, decertification of the class and summary judgment in Lucent's favor. On July 29, 2002, the judge denied Lucent's motions, and set trial to begin on August 5, 2002.

After extensive negotiations subsequent to Lucent's July 23, 2002 earnings release, a settlement proposal was submitted to the court on August 9 2002, to settle the litigation for up to $300 in cash plus pre-paid calling cards redeemable for minutes of long distance service. Lucent and AT&T deny they have defrauded or misled their customers, but have decided to settle this matter to avoid the uncertainty of litigation and the diversion of resources and personnel that the continuation of pursuing this matter would require. The class claimants will apply for reimbursement from the settlement fund, and will be required to demonstrate their entitlement through a claims form to be provided to a claims administrator. Depending upon the number of claims submitted and accepted, the actual cost of the settlement to the defendants may be less than the stated amount, but it is not possible to estimate the amount at this time.

Lucent is a party to various separation and distribution agreements, which provide for contribution from formerly affiliated third parties for a portion of any liability (including any settlement) in this case. However, Lucent would remain responsible for a majority of any such liability or settlement. As a result, Lucent recognized a $162 charge recorded in other income (expense), which is net of expected third party contributions.

Item 9. Regulation FD Disclosure

On August 9, 2002, Lucent issued the press release attached as Exhibit 99.1 announcing the settlement reached in the lawsuit entitled Sparks, et al. v. AT&T and Lucent Technologies Inc. et al.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  LUCENT TECHNOLOGIES INC.

Dated: August 12, 2002             By:     /s/ John A. Kritzmacher
                                          -------------------------------------
                                  Name:   John A. Kritzmacher
                                  Title:  Senior Vice President and Corporate
                                          Controller

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



                                  EXHIBIT INDEX

Exhibit 99.1 Press Release dated August 9, 2002, announcing the settlement reached in the lawsuit entitled Sparks, et al. v. AT&T and Lucent Technologies Inc. et al.

Exhibits:

Exhibit 99.1 Press Release dated August 9, 2002, announcing the settlement reached in the lawsuit entitled Sparks, et al. v. AT&T and Lucent Technologies Inc. et al.



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